CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-2 of Partners Group Private Income Opportunities, LLC of our report dated May 30, 2019, relating to the financial statements, which appear in Partners Group Private Income Opportunities, LLC’s Annual Report on Form N-CSR for the year ended March 31, 2019. We also consent to the references to us under the headings “Independent Registered Public Accounting Firm” and “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Dallas, Texas
May 18, 2020